Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2009 Long Term Stock Incentive Plan of Valley National Bancorp of our report dated February 26, 2008, with respect to the consolidated financial statements of Valley National Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

New York, New York

May 7, 2009